UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported)  August 27, 2003


       AEI REAL ESTATE FUND XVIII LIMITED PARTNERSHIP
   (Exact Name of Registrant as Specified in its Charter)

                     State of Minnesota
      (State or other Jurisdiction of Incorporation or
                        Organization)




           0-18289                      41-1622463
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


  30 East 7th Street, Suite 1300, St. Paul, Minnesota 55101
          (Address of Principal Executive Offices)


                        (651) 227-7333
    (Registrant's telephone number, including area code)



    (Former name or former address, if changed since last
                           report)

Item 2.   Acquisition or Disposition of Assets.

       On August 27, 2003, the Partnership purchased a 24% interest in a Garden Ridge retail store in The Woodlands, Texas from Cypress/GR Woodlands I, L.P. The total cash purchase price of the land and building was approximately $8,200,000. The remaining interests in the property were purchased by AEI Real Estate Fund XV Limited Partnership, AEI Income & Growth Fund XXII Limited Partnership and AEI Income & Growth Fund 24 LLC, affiliates of the Partnership. Cypress/GR Woodlands I, L.P. is not affiliated with the Partnership.

       The cash, used in purchasing the property, was from the proceeds of sale of properties.

Item 7.   Financial Statements and Exhibits.

          (a)Financial  statements of businesses acquired  -
             Not Applicable.

          (b)On August 27, 2003, the Partnership purchased its 24% interest in the property for $1,968,000. The property was acquired with cash which was provided from proceeds of sale of properties. A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the Partnership had acquired the property on January 1, 2002, the Partnership's Investments in Real Estate would have increased by $1,968,000 and its Current Assets
             (cash) would have decreased by $1,968,000.

             The Rental Income for the Partnership would have increased from $1,929,826 to $2,156,035 for the year ended December 31, 2002 and from $660,847 to $773,951 for the six months ended June 30, 2003 if the Partnership had owned the property during the periods.

             Depreciation  Expense would have  increased  by
             $46,111   and  $23,056  for  the   year   ended
             December  31,  2002 and the  six  months  ended
             June 30, 2003, respectively.

             The net effect of these proforma adjustments would have caused Net Income to increase from $1,893,642 to $2,073,740 and from $2,972,637 to $3,062,685, which would have resulted in Net Income of $103.90 and $154.44 per Limited Partnership Unit outstanding for the year ended December 31, 2002 and the six months ended June 30, 2003, respectively.

          (c)Exhibits

                            Exhibit  10.1  -  Assignment  of
                            Purchase Agreement dated  August
                            19,     2003     between     the
                            Partnership   and    AEI    Fund
                            Management,  Inc.  relating   to
                            the   Property  at  16778   I-45
                            South, The Woodlands, Texas.

                            Exhibit  10.2  -  Assignment  of
                            Lease,  Indemnity and Assumption
                            Agreement dated August 27,  2003
                            between  the  Partnership,   AEI
                            Real   Estate  Fund  XV  Limited
                            Partnership,   AEI   Income    &
                            Growth    Fund   XXII    Limited
                            Partnership,   AEI   Income    &
                            Growth    Fund   24   LLC    and
                            Cypress/GR  Woodlands  I,   L.P.
                            Relating  to  the  Property   at
                            16778     I-45    South,     The
                            Woodlands, Texas.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AEI REAL ESTATE FUND XVIII
                              LIMITED PARTNERSHIP

                              By: AEI Fund Management XVIII, Inc.
                              Its: Managing General Partner


Date:   September 6, 2003      /s/ Patrick W Keene
                              By:  Patrick W. Keene
                              Its: Chief Financial Officer